DALE MATHESON
CARR-HILTON LABONTE
CHARTERED ACCOUNTANTS

Partnership of:
Vancouver: Robert J. Burkart, Inc. James F. Carr-Hilton, Ltd. Alvin F. Dale, Ltd. Peter J. Donaldson, Inc. Reginald J. LaBonte, Ltd. Robert J. Matheson, Inc.
Surrey: Peter J. Donaldson, Inc. Fraser G. Ross, Ltd.
Port Coquitlam: Wilfred A. Jacobson, Inc. Brian A. Shaw, Inc. Anthony L. Soda, Inc. Fraser G. Ross, Ltd.

Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
C.O.R.E. (USA) Community – Oriented Resource Environment, Inc

We consent to the use in this Amendment No. 1 to Form SB-2 Registration Statement of our report dated April 10, 2005 relating to the audited financial statements of C.O.R.E. (USA) Community – Oriented Resource Environment, Inc. for the year ended December 31, 2004 and the period from December 24, 2003 (inception) to December 31, 2003. We also consent to the reference to our firm under the caption "Experts" in the prospectus.

Dale Matheson Carr-Hilton LaBonte

DALE MATHESON CARR-HILTON LABONTE
CHARTERED ACCOUNTANTS
Vancouver, B.C.

June 28, 2005